EXHIBIT 10.17

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of __________, 2006, by and between Tekoil & Gas Corporation, a Delaware corporation, with its principal place of business at 5036 Dr. Phillips Blvd., Suite 232, Orlando, FL 32819 (the “Company”), and the legal person whose signature and principal residence or principal place of business are included on the signature page hereto (the “Buyer”).

PRELIMINARY STATEMENTS

A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement (i) shares of the Company’s Series A Convertible Preferred Stock, par value $.00000001 per share (the “Preferred Stock”);

NOW THEREFORE, the Company and Buyer hereby agrees as follows:

1. PURCHASE AND SALE OF PREFERRED STOCK

a. Purchase of Preferred Stock. The Company shall issue and sell to Buyer and Buyer shall purchase a number of shares of Preferred Stock (the “Preferred Shares”) at a per share purchase price (the “Purchase Price”), each as indicated on the signature page attached hereto, which Purchase Price shall be payable in immediately available United States Dollars to the Company on the Closing Date. The Company shall promptly deliver stock certificates, duly executed on behalf of the Company, representing the Preferred Shares (the “Stock Certificates”) to Buyer.

b. Closing Date. The date of the closing of the sale of the Preferred Shares (as defined below) shall be a indicated on the signature page attached hereto (the “Closing Date”).

2. BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company that:

a. Investment Purpose. The Preferred Shares are being acquired by Buyer in good faith solely for its own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; Buyer has no contract or arrangement with any person to sell, transfer or pledge to any person the Preferred Shares or any part thereof, any interest therein or any rights thereto; Buyer has no present plans to enter into any such contract or arrangement; and Buyer understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Preferred Shares have not been registered under the 1933 Act, and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act.

b. Accredited Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D, by reason of its qualification in the category thereof listed on the signature page hereof.

c. Reliance on Exemptions. Buyer understands that the Preferred Shares are being offered and sold to it under the exemption from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Preferred Shares.

d. Information. Buyer understands and acknowledges that it is purchasing the Preferred Shares without being furnished any offering literature, prospectus or other materials, that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of the securities laws of any state, that all documents, records and books, pertaining to the Company, its business, finances and operations, and this investment have been made available to Buyer, and his advisors and representatives, including his attorney, its accountant and/or his purchaser representative, and that the books and records of the Company will be available upon reasonable notice for inspection by Buyer during reasonable business hours at the Company’s principal place of business. Buyer and his advisors and representatives, including his attorney, his accountant and/or his purchaser representative, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Buyer understands that his investment in the Preferred Shares is speculative and involves a high degree of risk high degree of risk of loss and that Buyer must be prepared to lose his entire investment in the Company. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to an informed investment decision with respect to his acquisition of the Preferred Shares. Buyer, or Buyer together with his purchaser representative, if any, have such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Preferred Shares and of making an informed investment decision.

e. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or disapproved or passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares or the accuracy or adequacy of any of the information provided by the Company to Buyer regarding the Company, the Preferred Shares or any other matter, and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by Buyer in offering the Preferred Shares for sale to it without having first registered the same under the 1933 Act.

f. Transfer or Resale. Buyer understands that (i) the Preferred Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Buyer shall have provided the Company with a statement of the circumstances surrounding the proposed disposition and shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect (1) that the Preferred Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (2) that appropriate action necessary for compliance with the 1933 Act has been taken; (ii) any sale of such Preferred Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Preferred Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Preferred Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Buyer understands that the Stock Certificates shall bear a restrictive legend in substantially the following form (and a stop-transfer order shall be placed against transfer of such Stock Certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and are valid and binding agreements of Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

i. High Risk Investment. Buyer acknowledges that the Company is a development stage company with no revenues, limited resources and no audited financial statements. Buyer understands the high risk nature of its investment hereunder and is able to afford an entire loss thereof and is in no current need of liquidity with respect thereto. Buyer understands that the transfer of the Preferred Stock is restricted and that no meaningful current market exists with respect to the Preferred Stock of the Company and there can be no assurance that one will develop in the future. Buyer has been afforded the opportunity to ask questions of the officers of the Company and have access to the books and records thereof, to the extent deemed necessary by it to ensure that its investment hereunder is a fully-informed one.

j. No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in an violation of the Certificate of Incorporation , as amended, as in effect on the date hereof (“Certificate of Incorporation”) and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer or by which any property or asset of Buyer is bound or affected, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Buyer or by which any property or asset of the Buyer is bound or affected. The business of the Buyer is not being conducted, and shall not be conducted through the Closing Date, in violation of any law, ordinance, regulation of any governmental entity. Except as required under the 1933 Act and any applicable state securities laws, the Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

k. Indemnification. Buyer acknowledges that Buyer understands the meaning and legal consequences of the representations and warranties in this Section 2, and that the Company has relied upon such representations and warranties, and Buyer hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys’ fees) due to or arising out of, directly or indirectly, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by Buyer shall in any manner be deemed to constitute a waiver of any rights granted to such Buyer under federal or state securities laws.

l. Short Position and Market Purchases. Buyer is not purchasing the Preferred Shares for the purpose of covering any short position in the Preferred Shares.

m. Aggregate Offering Amount. Buyer acknowledges that it must make a minimum purchase of $5,000 in Preferred Stock hereunder and that the Company shall not be obligated to sell a minimum or maximum amount of Preferred Stock (other than the Preferred Stock purchased hereunder by Buyer) to others. Buyer further acknowledges that the Company may sell Preferred Stock to others at prices which are higher or lower than the prices set forth herein and on terms which are different (perhaps more favorable) than herein provided.

n. Residency. Buyer is a resident of the state indicated on the signature page hereof, is legally competent to execute this Agreement, and:

(1) if Buyer is an individual, has his or her principal residence in such state;

(2) if Buyer is a corporation, partnership, trust, limited liability company or other form of business organization, has its principal office in such state; or

(3) if Buyer is a corporation, partnership, trust, limited liability company or other form of business organization, Buyer has not been organized for the specific purpose of acquiring the Preferred Stock.

o. No Solicitation.  Buyer has not been offered the Preferred Stock by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that:

a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the operations, properties or financial condition of the Company taken as a whole (a “Material Adverse Effect”).

b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Preferred Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transaction contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

c. Capitalization. As of ___________, the authorized capital stock of the Company consists of (i) __________ shares of Preferred Stock of which _________ shares were issued and outstanding, and (ii) ___________ shares of preferred stock, $.00000001 par value, of which ________ shares have been designated “Series A Preferred Stock,” _________ of which were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable.

d. Issuance of Preferred Shares. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance, regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

f. Preferred Stock. The Company has not registered its Preferred Stock pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the “1934 Act’) and is not obligated to comply with the reporting requirements of the 1934 Act.

g. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending against the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

4. COVENANTS

a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

b. Form D. The Company agrees to file a Form D with respect to the Preferred Shares as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

c. Reservation of Shares. The Company shall make reasonable efforts to have authorized, and reserved for the purpose of issuance, a sufficient number of shares of common stock of the Company to provide for the conversion of the Preferred Shares. Should this not be the case upon conversion by Buyer, the Company shall take all reasonable action to make available enough authorized share of common stock to accommodate such conversion.

5. TRANSFER AGENT INSTRUCTIONS

Buyer acknowledges that the Preferred Shares shall be “restricted” securities, that the Stock Certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement, and that stop-transfer instructions have been given by the Company to its transfer agent with respect to the Preferred Shares. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by Buyer of any of the Preferred Shares is not required under the 1933 Act or any applicable state securities or blue sky laws, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company hereunder to sell the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The parties shall have executed this Agreement, and delivered the same to each other.

b. Buyer shall have delivered the Purchase Price to the Company immediately available funds pursuant to the wiring instructions provided by the Company.

c. The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date. The Company shall have received a certificate, executed by an executive officer of the Buyer, dated as of the Closing Date, to the foregoing effect and as to such other matters reasonably requested by the Company

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE

The obligation of Buyer hereunder to purchase the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in his sole discretion:

a. The parties shall have executed this Agreement and delivered the same to each other.

b. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c. The Company shall have delivered the Stock Certificates to the Buyer.

8. GOVERNING LAW; MISCELLANEOUS

a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause three (3) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Tekoil & Gas Corporation
5036 Dr. Phillips Blvd.
Suite 232
Orlando, FL 32819
Telephone: (407) 996-8506
Telecopy: (407) 996-8507
Attention: Mr. Mark Western

If to Buyer:

At the address set forth on the signature page hereto.

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 8(g), 8(h), 8(k) and 8(l), and this subsection shall survive the closing for a period of two (2) years thereafter.

k. Publicity. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release with respect to such transactions as the Company determines is required by applicable law and regulations.

l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

“Company”

TEKOIL & GAS CORPORATION

By:_____________________________
Name: Mark Western
Title: Chairman and CEO

“Buyer”

By:_____________________________
Name: __________________________
Title: ___________________________

Principal Business Address (if an entity) or Principal
Residence Address (if a natural person):

Buyer’s Address for Notice Purposes (if different than above):

Preferred Stock Purchased (at $1.00 per share): _________ Shares
Aggregate Purchase Price: $________
Closing Date: ________

RESIDENTS OF FLORIDA:

THE SECURITIES REFERRED TO IN THIS MEMORANDUM WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SUCH ACT IN THE STATE OF FLORIDA AND THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS OF MAKING SUCH PURCHASE. TO ACCOMPLISH THE FOREGOING, THE SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO US INDICATING THE SUBSCRIBER’S INTENTION TO WITHDRAW. THE LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF THE SUBSCRIBER SENDS A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IN THE EVENT A SUBSCRIBER CANCELS A SUBSCRIPTION WITHIN THE AFOREMENTIONED TIME PERIOD, SUBSCRIPTION PAYMENTS AND DOCUMENTS TENDERED BY SUCH PURCHASER SHALL BE PROMPTLY RETURNED WITHOUT INTEREST OR DEDUCTION.

Buyer represents that it qualifies as an Accredited Investor under the Regulation D categories initialed by it below:

1. ________ A natural person that has (i) an individual net worth, or joint net worth with his or her spouse, of more than $1,000,000; or (ii) individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

2. ________  An organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a business trust, or a company, not formed for the specific purpose of acquiring Preferred Stock, with total assets in excess of $5,000,000.

3. ________ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Preferred Stock and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Preferred Stock.

4. ________ A broker-dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended.

5. ________ An investment company registered under the Investment Company Act of 1940, as amended.

6. ________ A business development company (as defined in section 2(a)(48) of the Investment Company Act).

7. ________ A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

8. ________ An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

9. ________ A private business development company (as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended); (ix) a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

10. _______ An entity in which all of the equity owners are Accredited Investors.